As filed with the Securities and Exchange Commission on May 20, 2010
Registration No. 333- 165974

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

LACLEDE GAS COMPANY
(Exact name of registrant as specified in its charter)

Missouri	43-0368139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MARK C. DARRELL or MARY C. KULLMAN

720 Olive Street
St. Louis, MO 63101
314-342-0500
(Names, address, including zip code, and telephone number, including area code, of agents for service and address, including zip code, and telephone number of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐ Accelerated filer  ☐ Non-accelerated filer  ☒ Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
First Mortgage Bonds Unsecured Debt Securities Preferred Stock
Total	$350,000,000	$24,955

(1)
There are being registered hereunder such presently indeterminate principal amount or number of First Mortgage Bonds, Unsecured Debt, and shares of Preferred Stock as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $350,000,000.  Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction II.D. of Form S-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 20, 2010

PROSPECTUS

$350,000,000

First Mortgage Bonds
Unsecured Debt Securities
Preferred Stock

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus.  Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  The aggregate initial offering price of all securities that we will sell under the prospectus will not exceed $350,000,000.

Investing in our securities involves risks that are described in the “Risk Factors” section of this prospectus as well as in our annual, quarterly, and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.

Our address is 720 Olive Street, St. Louis, Missouri 63101 and our telephone number is
314-342-0500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May        , 2010

As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that is not included in or delivered with this prospectus.  You may obtain copies of these documents without charge from the website maintained by the SEC at www.sec.gov as well as other sources.  See “Where You Can Find More Information.”  You may also obtain copies of the incorporated documents, without charge, upon written or oral request to our Corporate Secretary, Laclede Gas Company, 720 Olive Street, St. Louis, MO 63101 (314-342-0873).

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, result of operations, and prospects may have changed since that date.

The distribution of this prospectus may be restricted by law in certain jurisdictions.  This prospectus does not constitute, and may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us” and “Laclede” refer to Laclede Gas Company unless the context suggests otherwise.  The term “you” refers to a prospective investor.
.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of $350,000,000.  We are required to obtain the authorization of the Missouri Public Service Commission before we can sell or issue these securities and use the proceeds of any sales other than as then currently authorized.

This prospectus provides you with a general description of the securities we may offer. The registration statement we filed with the SEC includes or incorporates by reference exhibits that provide more detail on descriptions of matters discussed in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks.  Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus before making an investment decision.  The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular types of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.lacledegas.com.”  Information contained on our website does not constitute part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus or any prospectus supplement relating to an offering of our securities and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 from the time we file the registration statement of which this prospectus is a part until we sell all of the securities.  These documents contain important information about us and our finances.  Many of our reports are filed with the SEC on a combined basis by us and our parent, The Laclede Group, Inc., but we are only incorporating the information that relates to us and not the information that relates to The Laclede Group or its other affiliates.  We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No.1-1822)	Period/Date
Annual Report on Form 10-K	Year ended September 30, 2009
Quarterly Reports on Form 10-Q	Quarter ended December 31, 2009 Quarter ended March 31, 2010
Current Reports on Form 8-K	January 8, 2010 March 15, 2010

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Laclede Gas Company
Attn:  Corporate Secretary
720 Olive Street, 15th Floor
St. Louis, Missouri  63101
(314) 342-0873

LACLEDE GAS COMPANY

We are the largest natural gas distribution utility in Missouri, founded in 1857 as The Laclede Gas Light Company.  We serve over 630,000 residential, commercial and industrial customers in metropolitan St. Louis and surrounding counties in eastern Missouri.  Our utility operations are subject to the jurisdiction of the Missouri Public Service Commission.  Generally, we sell gas for househeating, certain other household uses, and we sell and transport gas for commercial and industrial space heating and other industrial uses.  We employed 1,746 persons at September 30, 2009.

For the fiscal year ended September 30, 2009, we had utility operating revenues of $1.054 billion, approximately 65% of which came from sales to residential customers and 24% from sales to commercial and industrial customers.  The balance of our utility operating revenues are primarily attributable to our on-system transportation services and our off-system sales, and capacity release services.  Due to the seasonal nature of our business, earnings are typically concentrated in the first six months of the fiscal year, which generally corresponds with the heating season.  We are a wholly-owned subsidiary of The Laclede Group, Inc. (NYSE:LG), a holding company, and we contributed approximately 56% of The Laclede Group’s consolidated operating revenues for the fiscal year ended September 30, 2009.

Our principal offices are located at 720 Olive Street, St. Louis, Missouri, 63101 and our telephone number is 314-342-0500.

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we may use the net proceeds from any sale of the offered securities:

•	to redeem, repurchase, repay or retire outstanding indebtedness;

•	to finance our working capital and capital expenditure needs;

•	to finance strategic investments in or future acquisitions of other entities or their assets; and

•	for other general corporate purposes.

We may set forth additional information on the use of net proceeds from a particular offering of securities in the prospectus supplement relating to that offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the respective periods indicated:

	Fiscal Years Ended September 30,					12 Months Ended December 31, 2009
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	2.62	2.17	2.33	2.71	2.46	2.87

For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations plus applicable income taxes and fixed charges. Fixed charges include all interest expense, and the portion of rent expense deemed representative of the interest component.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

The following description sets forth certain general terms and provisions of first mortgage bonds that we may offer by this prospectus. We may issue first mortgage bonds from time to time in one or more series. Each series of first mortgage bonds will be issued under our Mortgage and Deed of Trust, dated as of February 1, 1945, to UMB Bank & Trust Company, n.a., successor trustee, as amended and supplemented by supplemental indentures and as may be further amended and supplemented from time to time, collectively referred to as our “mortgage.”  Our mortgage is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and you should read our mortgage for provisions that may be important to you. Our mortgage has been qualified under the Trust Indenture Act of 1939.

The prospectus supplement relating to any series of first mortgage bonds being offered will include specific terms of that offering, including:

•	the date or dates on which the principal of the first mortgage bonds will be payable and how it will be paid;

•	the rate or rates at which the first mortgage bonds will bear interest;

•	the date or dates from which interest on the first mortgage bonds will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	the place for payment and for the registration and transfer of the first mortgage bonds;

•	any date or dates on which, and the price or prices at which, the first mortgage bonds may be redeemed at our option and any restrictions on such redemption;

•	any sinking fund or other provisions or options held by holders of first mortgage bonds that would obligate us to repurchase or otherwise redeem the first mortgage bonds; and

•	any other terms of the first mortgage bonds not inconsistent with terms of our mortgage.

Unless otherwise indicated in the prospectus supplement, the first mortgage bonds will be issued in denominations of $1,000 and integral multiples thereof. At December 31, 2009, we had outstanding $390 million in first mortgage bonds issued under our mortgage.

Payment and Paying Agent

Principal, interest and any premium on first mortgage bonds issued in the form of global securities will be paid as described below in “Book-Entry Securities.”

Unless otherwise specified in the applicable prospectus supplement, interest on the first mortgage bonds payable on the applicable interest payment date will be paid to the person in whose name the first mortgage bond is registered at the close of business on the record date for the interest payment date. However, if we default in the payment of interest on any first mortgage bond, the defaulted interest will be paid to the person in whose name the first mortgage bond is registered on the date of payment of such defaulted interest.

Unless otherwise specified in the applicable prospectus supplement, principal, interest and any premium on first mortgage bonds in certificated form will be payable at the corporate trust office of the trustee in The City of New York as paying agent for us, or we may direct payment of interest by checks mailed to the registered owners of the first mortgage bonds. We may change the place of payment on the first mortgage bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, first mortgage bonds will initially be issued in the form of one or more global securities, registered in form, without coupons, as described under “Book-Entry Securities.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except as described under “Book-Entry Securities,” owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders of the bonds under our mortgage. First mortgage bonds may be exchanged for other first mortgage bonds of the same series in any authorized denominations for a like aggregate principal amount. Our mortgage allows us at our option to charge up to two dollars per first mortgage bond for a transfer or exchange as well as a sum sufficient to cover any applicable taxes or other governmental charges in either case. However, we are not required to make transfers or exchanges of first mortgage bonds:

•	for a period of ten days prior to an interest payment date;

•	for a period of fifteen days prior to the selection of first mortgage bonds for redemption; or

•	of any first mortgage bonds called or selected for redemption in full.

Security

Our mortgage creates a continuing lien to secure the payment of the principal of, and interest and any premium on, all first mortgage bonds issued under our mortgage, which are in all respects equally and ratably secured without preference, priority or distinction. The lien of our mortgage covers substantially all of our properties (real, personal and mixed) and franchises, whether now owned or hereafter acquired, other than cash, shares of stock, obligations (including bonds, notes and other securities), property acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of our properties, construction equipment acquired for temporary use, vehicles and automobiles, and all judgments, accounts and choses in action.

Our mortgage allows certain permitted liens and encumbrances:

•	restrictions, exceptions and reservations of easements, rights of way or otherwise contained in any and all deeds and/or other conveyances under or through which we claim title thereto;

•
with respect to property acquired since the execution of our mortgage, all defects and limitations of title and all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien created at the time of acquisition;

•	defects of title with respect to certain real estate of minor importance acquired by us since 1945;

•	liens and deeds of trust on our leasehold estate at our general offices; and

•	excepted encumbrances as defined in our mortgage.

Satisfaction and Discharge

We will be discharged from our obligations on the first mortgage bonds, or any portion of the principal amount of the first mortgage bonds, if we irrevocably deposit with the trustee sufficient cash to pay the principal, or portion of principal, interest and any other sums when due on the first mortgage bonds at their maturity, stated maturity date or redemption.

Our mortgage will be deemed satisfied and discharged when no first mortgage bonds issued under our mortgage remain outstanding and when we have paid all other sums payable by us under our mortgage.

Consolidation, Merger and Sale of Assets

Our mortgage does not prevent our consolidation with or merger into another corporation or our sale or lease of all or substantially all of the mortgaged property to a corporation provided:

•	we effect the transaction so as to preserve and not impair the lien of our mortgage;

•	any lease is subject to immediate termination by (a) us or the trustee at any time during a completed default under our mortgage or (b) a purchaser of the property at a sale under our mortgage; and

•
the payment of the principal and interest of all first mortgage bonds issued under our mortgage and the performance and observance of all of our covenants and conditions in our mortgage are expressly assumed by the successor corporation.

The successor corporation may exercise our same powers and rights under our mortgage. Our mortgage will not become a lien upon any of the property or franchises of the successor corporation, except:

•	property which the successor corporation may acquire or construct which becomes an integral part of the property covered by our mortgage;

•	property used by the successor corporation as the basis under our mortgage for the issuance of first mortgage bonds; or

•
franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the mortgaged property or (b) in pursuance of some covenant or agreement under our mortgage.

Our mortgage does not restrict transactions in which we are the surviving entity.

Eminent Domain Provision

If any governmental body or agency exercises any right that it may have through eminent domain or otherwise to purchase or designate a purchaser of all or substantially all of the mortgaged property, or if we sell all or substantially all of the mortgaged property to any governmental body or agency, then we shall have the right to redeem all first mortgage bonds outstanding under our mortgage. The first mortgage bonds would be redeemed at their principal amounts plus accrued interest to the date of redemption together with any premiums as may be required. We covenant that in any of such events we will deposit with the trustee an amount in cash as needed so that all monies then held by the trustee shall be sufficient to redeem all first mortgage bonds outstanding under our mortgage. The trustee will then take such steps as may be necessary to effect the redemption. The trustee will use the deposited monies for the redemption. If we fail to take any steps necessary to effect the prompt redemption of the first mortgage bonds, the trustee shall have the power, in our name or otherwise, to take such steps. The trustee, however, is under no obligation to take any such steps unless the amount of cash on deposit with the trustee shall be sufficient to effect the redemption.

Dividend Restriction Covenant

Our mortgage contains several restrictions on our ability to pay dividends on our common stock. Under the most restrictive of these provisions, we may not declare or pay any dividend if, after the dividend, the aggregate net amount spent for all dividends after September 30, 1953 would exceed a maximum amount determined by using a formula in our mortgage, which is described below. This provision does not, however, restrict dividends paid in the form of our common stock. In addition, the amount we have spent on the acquisition or retirement of our common stock since that date is added to, and the amount received from the issuance of new stock is deducted from, the aggregate amount spent for dividends. Under our mortgage’s formula, the maximum amount is the sum of $8 million plus our earnings applicable to common stock (adjusted for stock repurchases and issuances) for the period from September 30, 1953, to the last day of the quarter before the declarations or payment date for the dividend. As of December 31, 2009, the amount under our mortgage’s formula that was available to pay dividends was $286.9 million.

Issuance of Additional First Mortgage Bonds

The aggregate amount of first mortgage bonds that may be issued under our mortgage is unlimited. Our board of directors shall determine, for each series of first mortgage bonds, denominations, maturity, interest rate, redemption or sinking fund provisions, and other terms. Sinking fund, redemption or maintenance and improvement fund provisions for first mortgage bonds of one series may be inapplicable to first mortgage bonds of another series.

Our mortgage permits the three different types of issuances of additional first mortgage bonds:  (1) on the basis of unfunded property additions not subject to a prior lien, in a principal amount not exceeding 60% of the cost or fair value thereof, whichever is less; (2) on the basis of retired first mortgage bonds previously outstanding and not made the basis of certain credits under other provisions of our mortgage; and (3) on the basis of cash deposited with the trustee, which we may later withdraw after substituting either property additions or retired first mortgage bonds.

At December 31, 2009, approximately $329 million principal amount of first mortgage bonds was issuable under clause (1) above and approximately $20 million principal amount of first mortgage bonds was issuable under clause (2) above.

Notwithstanding the foregoing, additional first mortgage bonds generally may not be issued unless our net earnings for 12 consecutive months within the 15 months preceding such issuance is equal to or greater than 2 ¼ times the annual interest charges on all first mortgage bonds and prior lien bonds then outstanding and then being issued. We do not need to comply with the earnings test under clause (2) above if the interest attributable to the retired bonds was included in a net earnings certificate delivered to the trustee and the interest rate on the new first mortgage bonds is less than the interest rate of the retired bonds.

Release and Substitution of Property

Unless we are in default under our mortgage, property may be released against cash or, to a limited extent, purchase money mortgages, property additions, and the waiver of the right to issue first mortgage bonds. Any cash deposited may be withdrawn upon the basis of property additions and the waiver of the right to issue first mortgage bonds on the basis of property additions. Our mortgage contains special provisions with respect to pledged prior lien bonds.

Events of Default and Remedies

A “completed default” under our mortgage means any of the following:

•	failure to pay the principal of any first mortgage bond when due, whether at its stated maturity or by declaration, redemption or otherwise;

•	failure to pay interest on any first mortgage bond within 60 days of when it is due;

•	failure to pay any interest on or principal of any outstanding prior lien bonds with any applicable grace period;

•	certain events involving our bankruptcy, insolvency or reorganization for a period of 90 days or more or our written admission of our inability to pay our debts generally as they mature; or

•	failure to perform any covenant, agreement or condition in our mortgage within 90 days of notice thereof to us from the trustee.

Our mortgage provides that if a completed default happens, the trustee may, and upon written request of the holders of a majority in principal amount of the first mortgage bonds then outstanding will, declare the principal and accrued interest then owing immediately due and payable. However, after that declaration but before any sale under that declaration, the holders of a majority in principal amount of all outstanding first mortgage bonds may, under certain circumstances, rescind and annul the declaration if all agreements with respect to the completed default have been fully performed and all interest in arrears and expenses and charges have been paid. Upon the occurrence of a completed default, the trustee may take possession of, manage, and operate the property. In addition, the trustee may sell all of the property, or those parcels as the holders of a majority in principal amount of the first mortgage bonds outstanding may determine.

Subject to the provisions of our mortgage relating to the duties of the trustee, if an event of a completed default occurs and continues, the trustee is under no obligation to exercise any of its rights or powers under our mortgage unless the holders of a majority in principal amount of the first mortgage bonds then outstanding have requested the trustee to take action and have adequately indemnified the trustee. In addition, the holders of a majority in principal amount of the first mortgage bonds then outstanding have the right to direct the time, method, and place of conducting any proceedings for any remedy available to the trustee and to exercise any trust or power conferred on the trustee.

Our mortgage provides that the trustee, within 90 days after the occurrence of a completed default, will give notice to the holders of the default, unless the default is cured before the giving of the notice. In the case of a default in the payment of the principal of or interest on any of the first mortgage bonds, however, the trustee is protected in withholding notice if it determines in good faith that the withholding of the notice is in the interest of the holders of first mortgage bonds.

Holders of first mortgage bonds have no right to institute any suit, action or proceeding in equity or at law for the foreclosure of our mortgage, for the execution of any trust, for the appointment of a receiver or any other remedy unless:

•	prior notice is given to the trustee of a completed default;

•	holders of at least 25% of the first mortgage bonds then outstanding request the trustee, and offer it reasonable opportunity, to proceed;

•	offer the trustee adequate security and indemnity; and

•	the trustee within 60 days of the notice fails or refuses to institute such action.

Our mortgage also provides that a court in its discretion may require, in any suit to enforce any provision of our mortgage or against the trustee, the filing by the party filing the suit of an undertaking to pay the costs of the suit. The court may also assess reasonable costs including attorneys’ fees against any party to the suit. These provisions do not apply, however, to a suit filed by the trustee or any bondholder for the payment of principal or interest on any first mortgage bond on or after the stated due date of the first mortgage bond.

Compliance Certificates

We are required to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under our mortgage. We must provide similar certificates to the trustee upon each release of property from the lien of our mortgage and upon each issuance of additional first mortgage bonds. Further, our mortgage requires us to deliver a similar certificate to the trustee each time we declare a dividend, make any other payment or distribution on our capital stock, or purchase, redeem, acquire or retire any shares of our capital stock.

Trustee

UMB Bank & Trust, n.a., is the trustee under our mortgage. UMB Bank, n.a., an affiliate of the trustee, serves as rights agent for our parent company’s preferred share purchase rights.  Our parent also has a line of credit from UMB Bank, n.a., and we have also recently had, and may from time to time in the future have, lines of credit from UMB Bank, n.a.

Modification of Mortgage

Our mortgage contains provisions permitting modification of our mortgage by consent of the holders of two-thirds in principal amount of all first mortgage bonds whose rights are affected by such modification. However, no modification may:

•	extend the maturity of the principal of any first mortgage bonds,

•	reduce the rate of interest on any first mortgage bond,

•	modify any other term of payment of principal and interest,

•	deprive to any holder of a first mortgage bond the mortgage lien,

•	create a lien on the mortgaged property ranking equal or prior to the mortgage lien, or

•	reduce the percentage required for modification,

without the consent of any holder of first mortgage bonds affected by the modification. Holders of at least three-fourths in principal of the first mortgage bonds outstanding (including first mortgage bonds offered by this prospectus), however, may consent to the postponement of any interest payment for a period not exceeding three years from its due date.

Reservation of Rights

In the supplemental indentures for our first mortgage bonds issued on or after June 9, 2006, we have reserved the right to amend or supplement our mortgage without any consent or other action of the holders of any series of first mortgage bonds created on or after June 9, 2006, for any of the following purposes:

•
to correct or amplify the description of property subject to the lien of our mortgage, to better assure, convey and confirm to the trustee any property required to be subject to our mortgage or to subject additional property to the lien of our mortgage; and

•
to change or eliminate any provision of our mortgage or to add any new provision to our mortgage provided that the change, elimination or addition must not adversely affect the interests of the holders of the first mortgage bonds of any series.

We have also provided that our mortgage shall be deemed to be amended to comply with the Trust Indenture Act of 1939, as in effect from time to time.

Maintenance and Improvement Fund

First mortgage bonds issued on and after June 9, 2006 will not be entitled to the benefits of a maintenance and improvement fund. However, so long as the outstanding series of first mortgage bonds created prior to June 9, 2006 remain outstanding, we will be required to comply with the maintenance and improvement fund requirements. Those requirements include paying annually to the trustee cash equal to 2¾% of the average amount of our gross property account less certain credits. These credits consist of:

•	credit for ordinary maintenance and repairs to the mortgaged property in the calendar year in question;

•
credit for expenditures since August 31, 1942 for property additions that have not been made the basis for the issuance of first mortgage bonds, for a prior credit or as to which the right to have first mortgage bonds authenticated has been waived (this credit is limited to the cost of mortgaged property retired subsequent to August 31, 1942);

•	credit for property additions that could be the basis for the issuance of first mortgage bonds, but which first mortgage bonds have not yet been issued;

•	credit for outstanding first mortgage bonds surrendered to the trustee for cancellation; and

•	credit up to $2,000,000 for the payment of certain debentures that were issued in 1945 and have now been paid.

If the credits taken exceed the amount of the annual payment that would otherwise be required, the excess credits may be carried forward from year to year. We may choose to use these excess credits or to deposit cash into the fund. Any cash so deposited may be withdrawn on the basis of those credits or used to redeem first mortgage bonds. Any cash not so withdrawn or used within three years from the receipt thereof by the trustee shall be used by the trustee to redeem first mortgage bonds. The credit balance that is shown on the most recent certificate, which was filed in 2009 for the calendar year 2008 and may, therefore, be carried forward, is $112,810,261.

DESCRIPTION OF UNSECURED DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of unsecured debt securities that we may offer by this prospectus.  We may issue debt securities from time to time in one or more series.  Each series of debt securities will be issued under our indenture between us and the trustee. The form of our indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and you should read our indenture for provisions that may be important to you.  Our indenture will be qualified under the Trust Indenture Act of 1939.

The debt securities offered under this prospectus will be our direct senior, unsecured and unsubordinated general obligations, will not be convertible into other securities, and will not be guaranteed by our parent, The Laclede Group, Inc. The debt securities will rank equally with any of our other senior, unsecured and unsubordinated debt. As of December 31, 2009, we had $145.2 million of short-term unsecured debt outstanding, all in the form of commercial paper, and $390 million, including current obligations, of first mortgage bonds issued and outstanding under our mortgage.  Our indenture does not restrict our ability to issue additional first mortgage bonds under our mortgage.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering, including:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable and how it will be paid;

•	the rate or rates at which the debt securities will bear interest, or how such rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	any right to extend the interest payment periods for the debt securities and the duration of the extension;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•	any date or dates on which, and the price or prices at which, the debt securities may be redeemed at our option and any restrictions on such redemptions;

•	any sinking fund or other provisions or options held by holders of debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes or additions to the events of default under our indenture or changes or additions to our covenants under our indenture;

•	if the debt securities will be issued in denominations other than $1,000;

•	if payments on the debt securities may be made in a currency or currencies other than United States dollars;

•	any rights or duties of another person to assume our obligations with respect to the debt securities;

•	any collateral, security, assurance or guarantee for the debt securities; and

•	any other terms of the debt securities not inconsistent with terms of our indenture.

Our indenture does not limit the principal amount of debt securities that may be issued. Our indenture allows debt securities to be issued up to the principal amount that may be authorized by us.

Debt securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any debt securities that are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

Except as may otherwise be described in the prospectus supplement, the covenants contained in our indenture will not afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Payment and Paying Agents

Except as may be provided in the prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the trustee, which will be between 10 and 15 days prior to the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such debt security may be listed, if the trustee finds it practicable.

Unless otherwise specified in the prospectus supplement, principal of, and premium, if any, and interest, if any, on the debt securities at maturity will be payable upon presentation of the debt securities at the trustee’s corporate trust office. We may change the place of payment on the debt securities, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion.

Registration and Transfer

Unless otherwise specified in the prospectus supplement, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the trustee’s corporate trust office. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for such registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any debt security during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

Defeasance and Discharge

Unless the applicable prospectus supplement states otherwise, the indenture, with respect to any and all series of debt securities, will be discharged and canceled (except for certain specified surviving obligations) if, among other things, we pay, in full, the principal of (and premium, if any) and interest on all series of the debt securities and all other sums required under the indenture and we deliver a certificate to the trustee stating that we have complied with all conditions precedent relating to the satisfaction and discharge of the indenture.

In addition, we may at any time terminate certain of our obligations under the indenture with respect to the debt securities of any series or terminate our obligations under certain covenants set forth in the indenture (after which any omission to comply with such obligations shall not constitute a default with respect to the debt securities) if we irrevocably deposit in trust with the trustee for the debt securities, for the benefit of the holders, cash or United States government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, on the dates such payments are due in accordance with the terms of the indenture and the debt securities; provided that such funds shall have been on deposit with such trustee for a period of at least 90 days, or such trustee shall have received an opinion of counsel to the effect that payments to holders with such monies as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. We must also comply with certain other conditions, including (under certain circumstances) the delivery of an opinion of counsel to the effect that the holder of the debt securities will not realize income, gain or loss for federal income tax purposes as a result of such defeasance. The opinion of counsel may be required to be accompanied by a ruling of the Internal Revenue Service issued to us or based on a change in law or regulation occurring after the date of the indenture.

Consolidation, Merger, and Sale of Assets

Under the terms of our indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•	the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all debt securities and under our indenture;

•
immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as to compliance with the foregoing.

The terms of our indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in our indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest, if any, on any debt security of the applicable series for 60 days after it is due;

•	failure to pay the principal of or premium, if any, on any debt security of the applicable series within three business days after its maturity;

•
failure to perform any other covenant in our indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from 33% of the holders of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of this series can agree to an extension of the 90-day period and that an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•	certain events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default included in any supplemental indenture or officer’s certificate for a specific series of debt securities.

The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers such withholding of notice to be in the interests of the holders. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under our indenture.

Remedies

If an event of default with respect to fewer than all the series of debt securities occurs and continues, either the trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under our indenture, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest, if any, on all debt securities of the series;

•	the principal of, and premium, if any, on, any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest; and

•	all amounts due to the trustee under our indenture; or

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in our indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under our indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of our indenture.

No holder of debt securities of any series will have any right to institute any proceeding under our indenture, or to exercise any remedy under our indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period. (See Section 807.)

However, such limitations do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a debt security on or after the applicable due date.

Annual Notice to Trustee

We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under our indenture.

Modification and Waiver

We and the trustee may enter into one or more supplemental indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in our indenture and in the debt securities;

•	to add additional covenants or to surrender any of our rights or powers under our indenture;

•	to add additional events of default;

•
to change, eliminate, or add any provision to our indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of debt securities of such series has been obtained in accordance with our indenture; or

•	when no debt securities of the affected series remain outstanding under our indenture;

•	to provide collateral security for all but not part of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by our indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•
to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under our indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of our indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under our indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of our indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of our indenture in such a way as to require changes to our indenture, our indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to our indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

•
reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of our indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•
modify certain of the provisions of our indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture that changes our indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under our indenture of the holders of the debt securities of any other series.

Our indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that debt security.

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the debt securities.

Title

We, the trustee, and any agent of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will appoint the trustee under our indenture. A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and that successor has accepted such appointment in accordance with the terms of our indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with our indenture.

DESCRIPTION OF PREFERRED STOCK
General

The following description of our preferred stock is a summary and is qualified by reference to (1) our articles of incorporation and bylaws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part and (2) the applicable provisions of The Missouri General and Business Corporation Law.

Under our articles of incorporation, we are authorized to issue up to 1,480,000 shares of preferred stock, $25 par value per share.  At December 31, 2009, no shares of preferred stock were issued and outstanding.

Description of Preferred Stock

Our articles of incorporation authorize our board of directors to approve the issuance of preferred stock in one or more series, without shareholder action.  Our board can determine the rights, preferences and limitations of each series.  Prior to the issuance of a series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock.  Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the dates of payment, and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether the shares will have voting rights and the terms thereof;

•	any amounts payable to the holders upon liquidation or dissolution, if any; and

•	any other preferences, qualifications, limitations, restrictions and special or relative rights.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer.  Preferred stock offered by this prospectus will not be convertible into other securities and will not be guaranteed by our parent, The Laclede Group, Inc.  In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges and limitations and restrictions.

When we issue the preferred stock, the shares will be fully paid and non-assessable.  This means that the full purchase price for the outstanding preferred stock will have been paid and the holder of  such preferred stock will not be assessed any additional monies for such preferred stock.  Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

•
the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future.  This means that the holder of preferred stock will have no right, as holder of preferred stock, to buy any portion of those issued securities.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the securities offered by this prospectus will be issued to investors in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act.

DTC has also informed us that it was created to:

•	hold securities for “participants;” and

•
facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments as payments will be forwarded by our agent to Cede, a nominee for DTC. These payments will be forwarded to DTC’s participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of our mortgage, our indenture or any other instrument governing the securities, as the case may be. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants who, in turn, act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under  our mortgage, our indenture or any instrument governing the securities, as the case may be, only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered;

•	a completed default has occurred and is continuing under our mortgage or an event of default has occurred and is continuing under our indenture; or

•
we execute and deliver to the trustee or transfer agent and registrar, as the case may be, an order complying with the requirements of  our mortgage, our indenture or other instrument governing  the book-entry security, as the case may be, that it will be so exchangeable.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee or transfer agent and registrar, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, those persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and

•
DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, the trustees, any registrar and transfer agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to each offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the names of the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

Dealers

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Agents

The offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

The offered securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

Indemnification

Agents, dealers and underwriters and the persons who control them may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which these agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Remarketing

The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities they remarket. Remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification or contribution by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for us in the ordinary course of business.

No Assurance of Liquidity

The offered securities may or may not be listed on a national securities exchange. You should read the prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Mary C. Kullman, our Chief Governance Officer and Corporate Secretary, or Mark C. Darrell, our Senior Vice President and General Counsel, and for any underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Ms. Kullman and Mr. Darrell are our salaried employees and earn stock-based compensation based on The Laclede Group’s common stock. Additionally, they may hold stock-based interests through employee benefit plans and may participate in The Laclede Group’s dividend reinvestment and stock purchase plan. They do not own any Laclede Gas Company securities.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and sale of the securities being registered.

Filing Fee Securities and Exchange Commission Registration Statement	$24,955
*Accountants fee	100,000
*Printing costs	50,000
*Fees and Expenses of Trustees	20,000
*Legal Fees	100,000
*Rating Agencies’ Fees	125,000
*Miscellaneous expense (including blue sky expense)	30,045

*Total Expenses	$450,000

_________________
 *Estimated

Item 15. Indemnification of Directors and Officers.

The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses.

Missouri law also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding.

The statute also provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The Registrant’s articles of incorporation provide that it shall indemnify each of its directors and officers to the full extent permitted by the General and Business Corporation Law of Missouri and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the General and Business Corporation Law of Missouri, or arising out of such person’s status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

The Registrant has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Registrant’s articles of incorporation as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Registrant’s articles of incorporation with respect to claims that have arisen prior to such elimination or modification.

The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant’s articles of incorporation or bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 16. List of Exhibits.

1**	Underwriting and Distribution Agreements.

3.1*	Articles of Incorporation of Laclede Gas Company, filed on May 29, 2002 as Exhibit 3.3 to the Company’s Form 8-K (File No. 1-1822).

3.2*	Amendment to Articles of Incorporation, filed on March 15, 2010, as Exhibit 3.1 to the Company’s Form 8-K (File No. 1-1822).

3.3*	By-Laws of Laclede Gas Company; filed on May 29, 2002 as Exhibit 3.4 to the Company’s Form 8-K (File No. 1-1822).

4.1*	Mortgage and Deed of Trust, dated as of February 1, 1945; filed as Exhibit 7-A to Registration Statement No. 2-5586 (File No. 1-1822).

4.2*	Fourteenth Supplemental Indenture, dated as of October 26, 1976; filed on June 26, 1979 as Exhibit b-4 to Registration Statement No. 2-64857 (File No. 1-1822).

4.3*	Twenty-Second Supplemental Indenture, dated as of November 15, 1995; filed on December 3, 1995 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.4*	Twenty-Third Supplemental Indenture, dated as of October 15, 1997; filed on November 6, 1997 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.5*	Twenty-Fourth Supplemental Indenture, dated as of June 1, 1999; filed on June 4, 1999 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.6*	Twenty-Fifth Supplemental Indenture, dated as of September 15, 2000; filed on September 21, 2000 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.7*	Twenty-Seventh Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.8*	Twenty-Eighth Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.02 to the Company’s Form 8-K (File No. 1-1822).

4.9*	Twenty-Ninth Supplemental Indenture, dated as of June 1, 2006; filed on June 9, 2006 as Exhibit 4.1 to the Company’s Form 8-K (File No. 1-1822).

4.10*	Thirtieth Supplemental Indenture, dated as of September 15, 2008; filed on September 23, 2008 as Exhibit 4.1 to the Company’s Form 8-K (File No. 1-1822).

4.11**	Form of additional Supplemental Indenture(s) for the first mortgage bonds.

4.12*	Form of Indenture for the Unsecured Debt Securities filed as Exhibit 4.12 to the Company’s registration statement on Form S-3 No. 333-141439.

5.1***	Opinion of Mark C. Darrell, Senior Vice President and General Counsel of Laclede Gas Company.

5.2***	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

12*	Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to Form 10-Q for the quarter ended December 31, 2009 (File No. 1-1822).

23.1***	Consent of Mark C. Darrell (included in Exhibit 5.1 herewith).

23.2***	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2 herewith).

25.1***	Form T-1, Statement of Eligibility of trustee of the First Mortgage Bonds.

25.2**	Form T-1, Statement of Eligibility of trustee of the Unsecured Debt Securities.

______________
*Incorporated by reference.
  **To be filed in future filing.
  ***Previously filed.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on May 20, 2010.

LACLEDE GAS COMPANY

By:_/s/ Douglas H. Yaeger______
Douglas H. Yaeger
Chairman, President and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ D. H. Yaeger
(D. H. Yaeger)	Chairman, President, Chief Executive Officer, and Director	May 20, 2010
/s/ M. D. Waltermire
(M. D. Waltermire)	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	May 20, 2010
/s/ K. J. Neises
(K. J. Neises)	Director	May 20, 2010
/s/ M. R. Spotanski
(M. R. Spotanski)	Director	May 20, 2010

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

1**	Underwriting and Distribution Agreements.

3.1*	Articles of Incorporation of Laclede Gas Company, filed on May 29, 2002 as Exhibit 3.3 to the Company’s Form 8-K (File No. 1-1822).

3.2*	Amendment to Articles of Incorporation, filed on March 15, 2010 as Exhibit 3.1 to the Company’s Form 8-K (File No. 1-1822).

3.3*	By-Laws of Laclede Gas Company; filed on May 29, 2002 as Exhibit 3.4 to the Company’s Form 8-K (File No. 1-1822).

4.1*	Mortgage and Deed of Trust, dated as of February 1, 1945; filed as Exhibit 7-A to Registration Statement No. 2-5586 (File No. 1-1822).

4.2*	Fourteenth Supplemental Indenture, dated as of October 26, 1976; filed on June 26, 1979 as Exhibit b-4 to Registration Statement No. 2-64857 (File No. 1-1822).

4.3*	Twenty-Second Supplemental Indenture, dated as of November 15, 1995; filed on December 3, 1995 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.4*	Twenty-Third Supplemental Indenture, dated as of October 15, 1997; filed on November 6, 1997 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.5*	Twenty-Fourth Supplemental Indenture, dated as of June 1, 1999; filed on June 4, 1999 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.6*	Twenty-Fifth Supplemental Indenture, dated as of September 15, 2000; filed on September 21, 2000 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.7*	Twenty-Seventh Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.01 to the Company’s Form 8-K (File No. 1-1822).

4.8*	Twenty-Eighth Supplemental Indenture, dated as of April 15, 2004; filed on April 28, 2004 as Exhibit 4.02 to the Company’s Form 8-K (File No. 1-1822).

4.9*	Twenty-Ninth Supplemental Indenture, dated as of June 1, 2006; filed on June 9, 2006 as Exhibit 4.1 to the Company’s Form 8-K (File No. 1-1822).

4.10*                      Thirtieth Supplemental Indenture, dated as of September 15, 2008; filed on September23, 2008 as Exhibit 4.1 to the Company’s Form 8-K (File No. 1-1822).

4.11**	Form of additional Supplemental Indenture(s) for the first mortgage bonds.

4.12*	Form of Indenture for the Unsecured Debt Securities, filed as Exhibit 4.12 to the Company’s registration statement on Form S-3 No. 333-141439

5.1***	Opinion of Mark C. Darrell, Senior Vice President and General Counsel of Laclede Gas Company.

5.2***                    Opinion of Pillsbury Winthrop Shaw Pittman LLP.

12*	Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to Form 10-Q for the quarter ended December 31, 2009 (File No. 1-1822).

23.1***	Consent of Mark C. Darrell (included in Exhibit 5.1 herewith).

23.2***	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 herewith).

23.3	Consent of Deloitte & Touche LLP.

25.1***	Form T-1, Statement of Eligibility of trustee of the First Mortgage Bonds.

25.2**	Form T-1, Statement of Eligibility of trustee of the Unsecured Debt Securities.

______________
*Incorporated by reference.
  **To be filed in future filing.
  ***Previously filed.